                                                                      Exhibit 11


                             PPG INDUSTRIES, INC.
                        AND CONSOLIDATED SUBSIDIARIES
                        -----------------------------

                      COMPUTATION OF EARNINGS PER SHARE
                  FOR THE FIVE YEARS ENDED DECEMBER 31, 1994

                               1994     1993     1992      1991     1990
Income before cumulative
effect of changes in methods
of accounting...............  $514.6   $295.0   $319.4    $201.4   $474.8

Cumulative effect on prior
years of changes in methods
of accounting:
 Other postretirement
  benefits..................      --   (357.1)      --        --       --
 Postemployment benefits....      --     (6.1)      --        --       --
 Income taxes...............      --     90.4       --        --       --
 Major repairs to glass
  and fiber glass
  melting facilities........      --       --       --      74.8       --
                              ------   ------   ------    ------   ------
Net income..................  $514.6   $ 22.2   $319.4    $276.2   $474.8
                              ------   ------   ------    ------   ------

Weighted average number of
  shares of common stock
  outstanding...............   211.9    212.6    212.2     212.4    214.4
                              ------   ------   ------    ------   ------

Weighted average number of
  shares of common stock
  outstanding and common
  stock equivalents.........   213.4    214.4    213.6     213.4    215.2
                              ------   ------   ------    ------   ------
Primary earnings per share:
Income before cumulative
 effect of changes in
 methods of accounting....    $ 2.43   $ 1.39   $ 1.51    $ 0.95   $ 2.22

Cumulative effect on
 prior years of changes in
 methods of accounting:
  Other postretirement
   benefits..............         --    (1.68)      --        --       --
  Postemployment benefits.        --    (0.03)      --        --       --
  Income taxes............        --     0.42       --        --       --
  Major repairs to glass
   and fiber glass
   melting facilities....         --       --       --      0.35       --
                              ------   ------   ------    ------   ------

Earnings per share..........  $ 2.43   $ 0.10   $ 1.51    $ 1.30   $ 2.22
                              ======   ======   ======    ======   ======

                                                                     Exhibit 11


                             PPG INDUSTRIES, INC.
                        AND CONSOLIDATED SUBSIDIARIES
                        -----------------------------

                      COMPUTATION OF EARNINGS PER SHARE
                  FOR THE FIVE YEARS ENDED DECEMBER 31, 1994

                                 (Continued)

                               1994     1993     1992     1991     1990
Fully diluted earnings
 per share:

Income before cumulative
 effect of changes in
 methods of accounting.....   $ 2.41   $ 1.38   $ 1.50   $ 0.94   $ 2.21

Cumulative effect on prior
 years of changes in
 methods of accounting:
  Other postretirement
   benefits................      --     (1.67)     --       --       --
  Postemployment benefits..      --     (0.03)     --       --       --
  Income taxes.............      --      0.42      --       --       --
  Major repairs to glass
   and fiber glass
   melting facilities......      --       --       --      0.35      --
                              ------   ------   ------   ------   ------

Earnings per share.........   $ 2.41   $ 0.10   $ 1.50   $ 1.29   $ 2.21
                              ======   ======   ======   ======   ======


NOTES:

The common stock equivalents consist of the shares reserved for issuance under PPG's stock option plan and deferred under PPG's incentive compensation, management award, and earnings growth plans.

The fully diluted earnings per share calculations are submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because they result in dilution of less than three percent.

All amounts are in millions except per share data.